SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2000

PMC CAPITAL, INC.
(Exact name of Registrant as specified in its Charter)

Florida	811-3780	59-2338539

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

18111 Preston Road, Suite 600, Dallas, Texas 75252
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 349-3200

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-2.1 Trust Indenture
EX-2.2 Servicing Agreement
EX-99.1 Press Release dated December 20, 2000
EX-99.1 Press Release dated March 8, 2001

Item 5.	Other Events.

      On December 20, 2000, PMC Capital, Inc. announced the completion of a structured financing consisting of fixed-rate notes secured by a portfolio of loans from both PMC Capital, Inc. and its affiliate PMC Commercial Trust. The private financing was rated “Aaa” by Moody’s Investors Service. As a result of the transaction, PMC Capital, Inc. received gross proceeds of approximately $25 million which was utilized to fund the costs of the transaction, pay down its revolving credit facility, and fund additional loans. The debt was issued by a newly formed special purpose affiliate of PMC Capital, Inc. at an interest rate of 7.28%.

Item 7.	Other Events. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)         Exhibits

      The following exhibits are filed with this report:

2.1	Trust Indenture between PMC Joint Venture, L.P. 2000 and BNY Midwest Trust Company, dated as of December 15, 2000.

2.2	Servicing Agreement by and among BNY Midwest Trust Company, PMC Joint Venture, L.P. 2000, PMC Capital, Inc. and PMC Commercial Trust, dated as of December 15, 2000.

99.1	Press release issued by PMC Capital, Inc. on December 20, 2000.

99.2	Press release issued by PMC Capital, Inc. on March 8, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2001

PMC CAPITAL, INC.

By: /s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

2.1	Trust Indenture between PMC Joint Venture, L.P. 2000 and BNY Midwest Trust Company, dated as of December 15, 2000.

2.2	Servicing Agreement by and among BNY Midwest Trust Company, PMC Joint Venture, L.P. 2000 and PMC Capital and PMC Commercial Trust, dated as of December 15, 2000.

99.1	Press release issued by PMC Capital, Inc. on December 20, 2000.

99.2	Press release issued by PMC Capital, Inc. on March 8, 2001.

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